As filed with the Securities and Exchange Commission on February 16,
        1994


                           Registration No. 33-_____
        ____________________________________________________________________

        ====================================================================


                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                                ______________________

                                       FORM S-3
                                REGISTRATION STATEMENT
                                        Under
                              THE SECURITIES ACT OF 1933
                                 ___________________


                            INTERNATIONAL GAME TECHNOLOGY
                (Exact name of registrant as specified in its charter)

                  Nevada                             88-0173041
              (State or other                     (I.R.S. Employer
        jurisdiction of incorporation           Identification Number)
              or organization)
                                    5270 Neil Road
                                  Reno, Nevada 89502
                                    (702) 688-0100
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                    D. BRIAN MCKAY
                            General Counsel and Secretary
                            International Game Technology
                                    5270 Neil Road
                                  Reno, Nevada 89502
                                    (702) 688-0100
        (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ____________________________

                                       Copy to:

                                KENDALL R. BISHOP
                                 O'Melveny & Myers
                       1999 Avenue of the Stars, Suite 700
                           Los Angeles, California 90067
                             ____________________________

             Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.









             If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please
        check the following box.   _____

             If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check
        the following box.     X
                     ___________________________________________

                           CALCULATION OF REGISTRATION FEE
        ====================================================================
                                       Proposed  Proposed
                                       Maximum   Maximum
        Title of Shares                Offering Aggregate   Amount of
            to be        Amount to be    Price   Offering  Registration
         Registered       Registered   Per Unit(1) Price        Fee
        ____________________________________________________________________
        Common Stock,
        par value
        $.000625          13,333       $  27.50  $ 366,657.50  $ 126.43
        per share
        ____________________________________________________________________
        (1) Estimated solely for purposes of computing the registration fee pursuant to Rule 457 under the Securities Act of 1933.
        ====================================================================

             The Company hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Company shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
        ====================================================================




































          PROSPECTUS
          ============



                                    13,333 Shares


                            INTERNATIONAL GAME TECHNOLOGY


                                     Common Stock
                           (par value: $.000625 per share)


                         ====================================




               This Prospectus relates to 13,333 shares (the "Shares") of common stock, $.000625 par value (the "Common Stock"), of Inter-national Game Technology (the "Company") donated by the Company to the University of Nevada, Las Vegas (the "Selling Stock-holder"). See "Selling Stockholder - Shares Covered by this Prospectus." The Shares are being registered for sale by the Selling Stockholder, and the Company will not receive any of the proceeds from the sale. See "Plan of Distribution."


               The Company's Common Stock is listed on the New York Stock Exchange (the "NYSE"). The closing sale price per share of the Common Stock on the NYSE as reported for February 14, 1994, was $27.375.


               THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


               The date of this Prospectus is February ___, 1994.


                         ====================================



















                                 AVAILABLE INFORMATION

                 The Company is subject  to the informational requirements
            of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 or at its regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, 75 Park Place, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commis-sion at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, at prescribed rates. The Company's Common Stock is listed on the NYSE. Reports, proxy statements and other information concerning the Company can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

                 This Prospectus  constitutes  a part  of  a  Registration
            Statement on Form S-3 filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits certain information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the securities offered hereby. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such docu-ment filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.


                    INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                 The following documents  heretofore filed by  the Company
            under the Exchange Act with the Commission are incorporated herein by reference: (i) the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1993; and (ii) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1993.

                 All documents filed  by the Company pursuant  to Sections
            13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the date of filing such documents. Any statement contained in a docu-ment incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

                 The Company will  provide without charge to  each person,
            including any beneficial owner, to whom a Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated herein by refer-ence (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the document that this Prospectus incorporates by reference). Re-quests should be directed to D. Brian McKay, Secretary, International Game Technology, 5270 Neil Road, Reno, Nevada 89502, telephone number (702) 688-0100.


                                      THE COMPANY

                 The Company and its subsidiaries design,  manufacture and
            market microprocessor-based gaming equipment and proprietary software systems worldwide. The Company is the largest manufacturer of gaming equipment in North America. The Company has announced its intention to focus in the future on its core businesses of manufacturing machines and the development of proprietary systems software. As part of such efforts, the Company divested its investments in casino operations in 1993. The Company was incorporated in Nevada in December, 1980. Its principal executive offices are located at 5270 Neil Road, Reno, Nevada 89502 and its telephone number is (702) 688-0100.


                SELLING STOCKHOLDER - SHARES COVERED BY THIS PROSPECTUS

                 As   of  the  date   of  this  Prospectus,   the  Selling
            Stockholder, which is a Nevada non-profit corporation, owns 13,333 Shares, all of which were donated by the Company to the Selling Stockholder. After all of the Shares being registered hereunder are sold, the Selling Stockholder will own no shares of Common Stock of the Company. The Selling Stockholder has never had a material relationship with the Company.

                                    USE OF PROCEEDS

                 The net proceeds from the sale of the Shares to which
            this Prospectus relates will be received by the Selling Stockhold-er, and the Company will not receive any such proceeds.


                                 PLAN OF DISTRIBUTION

                 The Shares may be sold  by the Selling Stockholder in one
            or  more transactions  (i) on  the NYSE,  on which  the Common
            Stock is listed, or on such other national securities exchanges on which the Common Stock may be listed, or have unlisted trading privileges, (ii) in the over-the-counter market, or (iii) in transactions otherwise than in the over-the-counter market, or in a combination of such transactions.

                 Such  transactions  may   be  effected  by   the  Selling
            Stockholder at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at nego-tiated prices or at fixed prices. The Selling Stockholder may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers will receive compen-sation in the form of discounts or commissions from the
            Selling Stockholder and may receive commissions from the purchasers of Shares for whom they may act as agent. A broker or dealer selling Shares for the Selling Stockholder or purchasing such Shares from the Selling Stockholder for purposes of resale may be deemed to be an underwriter under the Securities Act, and any compensation received by any such broker or dealer may be deemed underwriting compensation. Neither the Company nor the Selling Stockholder can presently estimate the amount of such compensation, which is to be paid by the Selling Stockholder; however, the Company has been advised that such discounts or commissions from the Selling Stockholder will not exceed those customary in the types of transactions involved. The Company will not receive any of the proceeds from the sale by the Selling Stockholder of the Shares offered hereby.

                 The Selling Stockholder  has agreed  to pay the  expenses
            incurred   in  connection  with   preparing  and  filing  this
            Prospectus and the related Registration Statement.


                             DESCRIPTION OF CAPITAL STOCK

                 The Company is authorized to  issue 320,000,000 shares of
            Common Stock, par value $.000625 per share. All issued and outstanding shares of Common Stock are fully paid and non-assessable. Each stockholder is entitled to one vote for each share held. The shares of Common Stock do not have cumulative voting rights in connection with the election of directors.

            Therefore, the holders of more than 50% of the shares voting for the election of directors can elect all of the directors if they choose to do so. Holders of Common Stock share pro rata in any distribution to stockholders upon liquidation. They have no preemptive rights to subscribe for any Common Stock or other securities of the Company, nor do they have any redemption or conversion rights. Holders of Common Stock have equal rights to receive dividends if and when declared by the Board of Directors out of funds legally available therefor. The Company has paid a $.03 per share dividend for the last three fiscal quarters.

                 A Nevada law (the "Control Share Acquisition Statute") is
            applicable to the Company which prohibits an acquiror, under certain circumstances, from voting shares of a target corpora-tion's stock after crossing certain threshold ownership percentages, unless the acquiror obtains the approval of the target corporation's shareholders. The Control Share Acquisition Statute specifies three thresholds: one-fifth but less than one-third, one-third but less than a majority, and a majority or more of the outstanding voting power. Only the shares acquired in the acquisition that crosses one of the thresholds are control shares that are deprived of the right to vote until disinterested shareholders restore the right. Shares acquired directly from the target corporation are not control shares. The Control Share Acquisition Statute also provides that in the event control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other shareholders who did not vote in favor of authorizing voting rights have dissenters' rights. The Board of Directors is to notify the shareholders as soon as practicable after such an event has occurred that they have the right to receive the fair value of their shares in accordance with statutory procedures established generally for dissenters' rights.

                 See "Business -- Government Regulation" in  the Company's
            Annual Report on Form 10-K for the year ended September 30, 1993, which is incorporated herein by reference, for information concerning regulations of the Nevada and other gaming commissions which may affect record or beneficial owners of the Common Stock.

                 Continental  Stock Transfer and  Trust Company  serves as
            the transfer agent and registrar for the Common Stock.


                                        EXPERTS

                 The consolidated financial statements and related consol-
            idated financial statement schedules of the Company and its subsidiaries, incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended

            September 30, 1993, have been audited by Deloitte & Touche, independent auditors, as stated in their report, which is incorporated by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


                                     LEGAL MATTERS

                 The validity of  the Shares being offered  hereby will be
            passed upon for the Company by D. Brian McKay, General Counsel and Secretary of the Company. Mr. McKay owns no shares of Common Stock and has options to purchase 20,000 shares, which vest at various times prior to January 1999.

         ==============================       ==============================
         ______________________________       ______________________________


         No dealer, salesperson or  other
         individual  has  been authorized
         to give any information or  make
         any  representations  not   con-
         tained  in  this  Prospectus  in
         connection  with  the   offering
         covered by this Prospectus.   If
         given or made, such  information
         or representations  must not  be
         relied  upon   as  having   been
         authorized   by   the   Company.
         This    Prospectus   does    not
         constitute an offer to sell,  or              13,333 Shares
         a  solicitation of  an offer  to
         buy, any  securities other  than
         the  registered  securities   to
         which  it relates,  or an  offer
         or a solicitation in any  juris-              INTERNATIONAL
         diction where, or to any  person
         to whom, it is unlawful.                     GAME TECHNOLOGY
         Neither  the  delivery  of  this
         Prospectus  nor  any  sale  made
         hereunder   shall,   under   any
         circumstances,     create     an
         implication that  there has  not                Common Stock
         been  any change  in  the  facts
         set forth in this Prospectus  or      (par value $.000625 per Share)
         in  the affairs  of the  Company
         since the date hereof.

         ===============================
                                                      ______________
                TABLE OF CONTENTS
                                                        PROSPECTUS
                                                      ______________
                                     Page

         Available Information . . . .  2
         Incorporation of Certain
           Documents by Reference  . .  2
         The Company . . . . . . . . .  3
         Selling Stockholder -
         Shares Covered by this
           Prospectus  . . . . . . . .  3
         Use of Proceeds . . . . . . .  3
         Plan of Distribution  . . . .  4
         Description of Capital Stock   4
         Experts . . . . . . . . . . .  5
         Legal Matters . . . . . . . .  6
         ================================         ============================
         ________________________________         ____________________________


































































                                         II-2












                                        PART II


                        INFORMATION NOT REQUIRED IN PROSPECTUS



            Item 14.   Other Expenses of Issuance and Distribution

                      SEC registration fee  . . . .  .        $ 126.43

                      *Accounting fees and expenses. .         1200.00

                      *Legal fees and expenses  . . .          7500.00

                      *Miscellaneous expenses . . . .           173.57

                        . . . . . . . . . . . . . . .         ________

                          *Total(1) . . . . . . . . .         $9000.00



                          *Estimated.

                          (1) All  expenses will  be paid  by the  Selling

            Stockholder.



            Item 15.    Indemnification of Directors and Officers

                    Subsection 1 of  Section 78.751 of the  Nevada General
            Corporation Law (the "Nevada Law") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, admini-strative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.



                                         II-3












                    Subsection 2  of Section 78.751 empowers a corporation
            to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses, including amounts paid in settlement and attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought determines that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

                    Section 78.751 further  provides that to the  extent a
            director, officer, employee or agent of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (1) and
            (2), or in the defense of any claim, issue or matter therein, he shall be indemnified by the corporation against expenses (including attorneys' fees), actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 78.751 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that the scope of indemnification shall continue as to dir-ectors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and admini-strators; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 78.751.

                    Section 4.10 of the Bylaws of the Company provides for
            indemnification of its officers and directors, substantially identical in scope to that permitted under Section 78.751 of the Nevada Law. The Bylaws provide, pursuant to Subsection 5 of Section 78.751, that the expenses of officers and directors incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon re-ceipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced if it is ultimately determined by a court of competent jurisdiction that the


                                         II-4












            officer or director is not entitled to be indemnified by the corporation.

                      Article  V of the  Articles of Incorporation  of the
            Company, as amended, provides for indemnification of its officers and directors against personal liability to the Company or its stockholders for monetary damages in connection with a breach of fiduciary duty as a director or officer to the fullest extent permitted by the Law of the State of Nevada.



            Item 16.     Exhibits

            Exhibit
            Number    Description of Exhibit

              5       Opinion and Consent of
                      D. Brian McKay

             23.1     Consent of D. Brian McKay
                      (contained in Exhibit 5)

             23.2     Consent of Deloitte & Touche



            Item 17.     Undertakings.

                       The undersigned registrant hereby undertakes:

                      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                         (i)      To include  any  prospectus  required by
                      Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act"), unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the regi-strant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference;

                         (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Regi-stration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration State-ment, unless the information required to be included in such post-effective amendment is contained in a


                                         II-5












                      periodic report  filed by the registrant pursuant to
                      Section 13 or Section 15(d) of the Securities Ex-change Act of 1934 and incorporated herein by refer-ence; and

                         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registra-tion Statement.

                      (2) That, for the purpose of determining any lia-bility under the Securities Act, each such post-effective amendment shall be deemed to be a new registration state-ment relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                      The undersigned  registrant hereby  undertakes that,
                 for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      Insofar as  indemnification for  liabilities arising
                 under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pur-suant to the provisions referred to in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or con-trolling person of the registrant in the successful de-fense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connec-tion with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as ex-


                                         II-6












                 pressed in the Securities Act and will be governed by the final adjudication of such issue.



                    ==============================================



                                         II-7










                                      SIGNATURES


                 Pursuant to  the requirements  of the  Securities Act  of
            1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, State of Nevada, on February 15, 1994.

                                          INTERNATIONAL GAME TECHNOLOGY


                                          By:   /s/  JOHN J. RUSSELL
                                               John J. Russell,
                                               President, Chief Executive
                                               Officer and Director

                 Pursuant  to the  requirements of  the Securities  Act of
            1933,  this  Registration Statement  has  been  signed by  the
            following  persons   in  the  capacities  and   on  the  dates
            indicated.

                 Each  person   whose  signature   appears  below   hereby
            authorizes John J. Russell, G. Thomas Baker and D. Brian McKay, and each of them, as attorneys-in-fact, to sign on his or her behalf, individually and in each capacity stated below, and to file any amendments, including post-effective amendments, to this Registration Statement.

                      Signature           Title          Date


             /s/  CHARLES N. MATHEWSON    Chairman of    February 15, 1994
                Charles N. Mathewson      the Board
                                          of Directors


             /s/  JOHN J. RUSSELL         Director,      February 15, 1994
                  John J. Russell         President and
                                          Chief Executive
                                          Officer


             /s/  G. THOMAS BAKER         Executive      February 15, 1994
                  G. Thomas Baker         Vice President
                                          Finance and
                                          Chief Financial
                                          Officer (Principal
                                          Financial Officer)




                                         II-8










             /s/  SCOTT H. SHACKELTON     Chief          February 15, 1994
                 Scott H. Shackelton      Accounting
                                          Officer
                                          (Principal
                                          Accounting
                                          Officer)


             /s/  WARREN L. NELSON        Director       February 15, 1994
                  Warren L. Nelson


             /s/  WILBUR K. KEATING       Director       February 15, 1994
                  Wilbur K. Keating


             /s/  CLAUDINE B. WILLIAMS    Director       February 15, 1994
                  Claudine B. Williams


             /s/  ALBERT J. CROSSON       Director       February 15, 1994
                  Albert J. Crosson



             /s/  FREDERICK B. RENTSCHLER  Director      February 15, 1994
                Frederick B. Rentschler




























                                         II-9













                                     EXHIBIT INDEX



              Exhibit
              Number          Description of Exhibit

                 5       Opinion and Consent of D. Brian
                         McKay . . . . . . . . . . . . .

                23.1     Consent of D. Brian McKay
                         (contained in Exhibit 5)  . . .

                23.2     Consent of Deloitte & Touche  .